UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 24, 2024

Electro-Sensors, Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota
(State Or Other Jurisdiction Of Incorporation)

000-09587		41-0943459
(Commission File Number)		(I.R.S. Employer Identification No.)

6111 Blue Circle Drive
Minnetonka, MN		55343-9108
(Address of Principal Executive Offices)		(Zip Code)

(952) 930-0100
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock	ELSE	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Electro-Sensors, Inc. (the “Company”) held its Annual Meeting of Shareholders on April 24, 2024 (the “2024 Annual Meeting”). Of the 3,428,021 shares of the Company’s common stock outstanding and entitled to vote at the 2024 Annual Meeting on the February 28, 2024 record date, 2,428,642 shares, or approximately 70.84%, were present at the 2024 Annual Meeting either in person or by proxy. Set forth below is a brief description of each proposal voted upon at the 2024 Annual Meeting and the voting results with respect to each proposal.

1.       To elect five directors to serve until the next annual meeting of shareholders:

Director Nominee	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Scott A. Gabbard	1,935,788	114,755	0	378,099
David L. Klenk	1,938,588	111,955	0	378,099
Joseph A. Marino	1,922,724	127,819	0	378,099
Jeffrey D. Peterson	2,018,358	32,185	0	378,099
Michael C. Zipoy	1,758,027	292,516	0	378,099

2.       To set the number of directors at five.

For	Against	Abstentions	Broker Non-Votes
2,332,118	5,334	91,190	0

3.	To ratify the appointment of Boulay PLLP as independent registered public accounting firm for the fiscal year ending December 31, 2024.

For	Against	Abstentions	Broker Non-Votes
2,333,333	3,408	91,901	0

Pursuant to the foregoing votes, each nominee for election as a director and each proposal presented at the 2024 Annual Meeting was approved by shareholders. Accordingly, the number of directors was set at five; Messrs. Gabbard, Klenk, Marino, Peterson, and Zipoy were elected to serve as directors until the next annual meeting of shareholders or until his respective successor is duly elected and qualified; and the appointment of Boulay PLLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 was ratified.

SIGNATUREs

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ELECTRO-SENSORS, INC.

Date: April 29, 2024	By:	/s/ David L. Klenk
David L. Klenk Chief Executive Officer and Chief Financial Officer

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